SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

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     14a-6(e)(2)).
[ ]  Definitive proxy statement.
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[X]  Soliciting material under Rule 14a-12.

                         AGRIBRANDS INTERNATIONAL, INC.

                (Name of Registrant as Specified in Its Charter)

                                      N/A

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

The following press release was issued on January 25, 2001 by Agribrands International, Inc.

News from CARGILL

                                                           Cargill, Incorporated
                                                                   P.O. Box 5625
                                                           Minneapolis, MN 55440
                                                                  (612) 742-6000
                                                              Fax (612) 742-7393

For Immediate Release                            www.cargill.com/today/press.htm

Date:             Jan. 25, 2001

Contacts:         Bill Brady, Cargill Public Affairs, (952) 742-6608
                  Agribrands Investor Relations, (314) 812-0590

HSR waiting period expires for Cargill merger with Agribrands

     MINNEAPOLIS - Cargill's merger with Agribrands International (NYSE: AGX) cleared a hurdle when the waiting period mandated by the Hart-Scott-Rodino Antitrust Improvements Act (HSR) expired.

     HSR requires the parties to mergers or acquisitions of a certain magnitude to file documents with the Federal Trade Commission (FTC) and the Department of Justice (DOJ) and to wait 30 days before consummating such transactions, giving authorities time to determine whether filing additional information is warranted. The HSR waiting period expired at 11:59 p.m. Saturday, Jan. 20, with no requests from the FTC or the DOJ for more information.

     While other regulatory hurdles are still pending, the parties hope to secure the necessary authorizations as well as approval from Agribrands' shareholders in order to close the transaction in April.

     Under terms previously announced, Cargill will acquire all outstanding shares of Agribrands for $54.50 per share in cash, for an equity value of about $580 million. Agribrands will be merged with Cargill Animal Nutrition to create a world-class animal nutrition company with 178 plants in 26 countries and 9,500 employees worldwide.

     Cargill is an international marketer, processor and distributor of agricultural, food, financial and industrial products and services, with 85,000 employees in 60 countries. The company provides distinctive customer solutions in supply chain management, food applications and health and nutrition.

     Agribrands is a leading international producer and marketer of a broad line of animal feeds and other agricultural and nutrition products. It operates 70 manufacturing plants in 17 countries. Information and financial reports about Agribrands are filed with the Securities and Exchange Commission and are available free at the website maintained by the SEC, www.sec.gov.

                                       ###